EXHIBIT 99.1
HERITAGE WORLDWIDE INC.

NEWS RELEASE for February 23, 2006
----------------------------------

Contact: Joe Allen (investors)                         Claude Couty, CFO
         Allen & Caron Inc.                            Heritage Worldwide Inc.
         212 691 8087                                  011 33 49 410 7808
         joe@allencaron.com                            ccouty@pipfrance.fr

                    HERITAGE WORLDWIDE REPORTS STRONG RESULTS
                         FOR SECOND QUARTER FISCAL 2006

         Expects to Market Breast Implants in China within Three Months

      o Revenues Increased by $250,000 to $3.3 Million over the Same Period Last Year
      o Gross Profit Increased by $810,000 to $2.3 Million over the Same Period Last Year
      o The Company Recorded Net Income of $101,000, or $0.01 per Share, vs Net Income of $11,000, or $0.00 per Share from the Same Period Last Year

LA SEYNE-SUR-MER, FRANCE (February 23, 2006) ... Heritage Worldwide Inc. (OTCBB:
HWWI), a top provider of pre-filled breast implants worldwide, announced financial results for its second quarter fiscal 2006 ended December 31, 2005. Revenues increased by eight percent in its second quarter when compared to the prior year period, and gross profit and net income increased by 55 percent and 821 percent, respectively, in its second quarter 2006 when compared to the prior year period.

      "Last quarter was significant for Heritage for several reasons. We continued to increase our market share in Latin America, including the efforts of our new distributor in Peru, Chile, and Bolivia. The international expansion started last year began bearing fruit, and will lead, we believe, to increased market shares around the world," commented Jean-Claude Mas, Chairman of the Board of Heritage Worldwide. "Meanwhile, working with our Chinese distributor, we are nearer to securing the proper government approval to market our products in China and expect to do so within three months."

      Jean-Claude Mas added, "Our next big task is securing the distribution of our products in China. The market in China is already substantial, with approximately 140,000 breast implants per year. And approximately 30 percent of breast implants used in China are imported from foreign providers. We expect this market to be as big as the US market within the next three years.

      "We have been concentrating on increasing productive throughput in our manufacturing, and on decreasing spoilage. We are also planning to modernize our sterilized facilities this summer," Mas added.

About Heritage Worldwide, Inc.
------------------------------

      The Company is incorporated in the State of Delaware. The Company's subsidiaries develop, manufacture, and market breast and other body implants and body support products worldwide. One of the Company's subsidiaries, PIP France, maintains its production facility in the Toulon metropolitan area in Southern France, with a distribution facility in Spain.

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HERITAGE WORLDWIDE REPORTS STRONG RESULTS FOR SECOND QUARTER 2006
Page 2-2-2

Safe-harbor Statement
---------------------

      All statements included in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on current expectations, estimates, projections about our industry, management's beliefs and certain assumptions made by us. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," and similar expressions and variations, or negatives of these words. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward looking-statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

      Important factors that may cause such a difference for Heritage Worldwide include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, patent conflicts, product recalls, United States Food and Drug Administration delay in approval or rejection of new and existing products, changes in governmental regulations, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, and other events.

      Our Annual Report on Form 10-KSB and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

                                  TABLES FOLLOW
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HERITAGE WORLDWIDE REPORTS STRONG RESULTS FOR ITS FIRST QUARTER 2006
Page 3-3-3

                     HERITAGE WORLDWIDE INC AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                              For the Three-month Period Ended
                                                        December 31,
                                               ----------------------------
                                                   2005            2004
                                               ------------    ------------

Revenues                                       $  3,324,361    $  3,074,019
Cost of revenues                                  1,041,895       1,602,355
                                               ------------    ------------
     Gross profit                                 2,282,466       1,471,664
                                               ------------    ------------
     Total operating expenses                     2,024,164       1,306,030
                                               ------------    ------------
Operating profit                                    258,302         165,634
     Total other expenses                          (138,431)       (153,881)
Minority interest                                   (18,941)           (791)
                                               ------------    ------------
Net income                                     $    100,930    $     10,962
                                               ============    ============

Basic weighted average shares outstanding        17,410,299      17,410,299

Basic earnings per share                       $       0.01    $       0.00
                                               ============    ============

Diluted weighted average shares outstanding      17,449,390      17,410,299

Diluted earnings per share                     $       0.01    $       0.00
                                               ============    ============

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HERITAGE WORLDWIDE REPORTS STRONG RESULTS FOR ITS FIRST QUARTER 2006
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                     HERITAGE WORLDWIDE INC AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                   (Unaudited)

                                                                   December 31,
                                                                      2005
                                                                  -----------
ASSETS

  Cash                                                            $   201,431

  Accounts receivable, net                                          4,904,410

  Inventories                                                       3,306,015

Other current assets                                                  693,272
                                                                  -----------
     Total current assets                                           9,051,128


Property and equipment, net                                         1,418,973

Other assets                                                        1,879,625
                                                                  -----------
Total assets                                                      $12,349,726
                                                                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

   Lines of credit                                                $   737,523

  Accounts payable and accrued expenses                             4,579,175

  Current portion of long term debt                                    74,392

  Due to related parties                                                8,183

  Reserve for product replacements                                    296,577
                                                                  -----------
     Total current liabilities                                      5,695,850


Convertible debentures                                              2,469,674

Long term debt, net of current portion                                428,403
                                                                  -----------
     Total liabilities                                              8,593,927

Minority interest                                                     906,771

Stockholders' Equity:                                               2,849,028
                                                                  -----------
     Total liabilities and stockholders' equity                   $12,349,726
                                                                  ===========

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